Exhibit 99.2

UpHealth
Reshaping Healthcare
May 2021
Current SPAC Ticker: GIX Future NYSE Ticker: UPH

Disclaimer
This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination among UpHealth Holdings, Inc. (“UpHealth”), Cloudbreak Health, LLC (“Cloudbreak” and, together with UpHealth, each a “Company” and collectively, the “Companies”) and GigCapital2 Inc. (“GigCapital2”) and related transactions (the “Proposed Business Combination”) and for no other purpose.
No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law in no circumstances will GigCapital2, UpHealth, Cloudbreak or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. None of GigCapital2, UpHealth or Cloudbreak has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of UpHealth, Cloudbreak or the Proposed Business Combination. Viewers of this Presentation should each make their own evaluation of UpHealth and Cloudbreak and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.
Forward Looking Statements
Certain statements included in this Presentation that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of UpHealth’s, Cloudbreak’s and GigCapital2’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of UpHealth, Cloudbreak and GigCapital2. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of GigCapital2, UpHealth or Cloudbreak is not obtained; failure to realize the anticipated benefits of the Proposed Business Combination; risks relating to the uncertainty of the projected financial information with respect to UpHealth and Cloudbreak; risks related to the rollout of each of UpHealth’s and Cloudbreak’s business and the timing of expected business milestones; the effects of competition on each of UpHealth’s and Cloudbreak’s future business; the amount of redemption requests made by GigCapital2’s stockholders; the ability of GigCapital2 or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future, and those factors discussed in GigCapital2’s final prospectus dated June 7, 2019 and Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in each case, under the heading “Risk Factors,” and other documents of GigCapital2 filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of GigCapital2, UpHealth or Cloudbreak presently know or that GigCapital2, UpHealth or Cloudbreak currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect GigCapital2’s,UpHealth’s and Cloudbreak’s expectations, plans or forecasts of future events and views as of the date of this Presentation. GigCapital2, UpHealth and Cloudbreak anticipate that subsequent events and developments will cause GigCapital2’s, UpHealth’s and Cloudbreak’s assessments to change. However, while GigCapital2, UpHealth and Cloudbreak may elect to update these forward-looking statements at some point in the future, GigCapital2, UpHealth and Cloudbreak specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing GigCapital2’s, UpHealth’s and Cloudbreak’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Presentation is based on the estimates of UpHealth, Cloudbreak and GigCapital2 management. UpHealth, Cloudbreak and GigCapital2 obtained the industry, market and competitive position data used throughout this Presentation from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. UpHealth, Cloudbreak and GigCapital2 believe their estimates to be accurate as of the date of this Presentation. However, this information may prove to be inaccurate because of the method by which UpHealth, Cloudbreak or GigCapital2 obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process.
Use of Projections
This Presentation contains projected financial information with respect to UpHealth and Cloudbreak. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

Disclaimer
Important Information And Where To Find It
In connection with the Proposed Business Combination, GigCapital2 filed a registration statement on Form S-4, on February 8, 2021 including a proxy statement/prospectus (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”), which includes a preliminary proxy statement to be distributed to holders of GigCapital2’s common stock in connection with GigCapital2’s solicitation of proxies for the vote by GigCapital2’s stockholders with respect to the Proposed Business Combination and other matters as described in the Registration Statement, and a prospectus relating to the offer of the securities to be issued to each of UpHealth’s and Cloudbreak’s stockholders in connection with the Proposed Business Combination. After the Registration Statement has been declared effective, GigCapital2 will mail a definitive proxy statement/prospectus, when available, to its stockholders and UpHealth’s and Cloudbreak’s stockholders. Investors and security holders and other interested parties are urged to read the proxy statement/prospectus, and any amendments thereto and any other documents filed with the SEC as they become available, carefully and in their entirety because they contain important information about GigCapital2, UpHealth, Cloudbreak and the Proposed Business Combination. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and definitive proxy statement/prospectus (when available) and other documents filed with the SEC by GigCapital2 through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: GigCapital2, Inc., 1731 Embarcadero Road, Suite 200, Palo Alto, CA 94303.
No Offer Or Solicitation
This communication does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with a proposed potential business combination among UpHealth, Cloudbreak and GigCapital2 or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Securities Exchange Act of 1934, as amended or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.
Participants In The Solicitation
GigCapital2, UpHealth and Cloudbreak and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Business Combination. Information about the directors and executive officers of GigCapital2 in its Annual Report on Form 10-K, filed with the SEC on March 30, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct interests, by security holdings or otherwise, will be set forth in the Registration Statement and other relevant materials to be filed with the SEC regarding the Proposed Business Combination. Stockholders, potential investors and other interested persons should read the Registration Statement carefully before making any voting or investment decisions. These documents, when available, can be obtained free of charge from the sources indicated above.
Financial Information; Non-GAAP Financial Measures
The financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the Registration Statement or any other document to be filed by GigCapital2 with the SEC. Some of the financial information and data contained in this Presentation, such as earnings before income taxes, depreciation and amortization (“EBITDA”), have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). GigCapital2, UpHealth and Cloudbreak believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to UpHealth’s and Cloudbreak’s financial condition and results of operations, respectively. Each of UpHealth’s and Cloudbreak’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. GigCapital2, UpHealth and Cloudbreak believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing each of UpHealth’s and Cloudbreak’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Each of UpHealth and Cloudbreak is not able to forecast net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP, and therefore has not provided a reconciliation for forward-looking EBITDA. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in UpHealth’s and Cloudbreak’s financial statements, respectively. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review each of UpHealth’s and Cloudbreak’s audited financial statements, which will be included in the Registration Statement.
Trademarks And Intellectual Property
All trademarks, service marks, and trade names of UpHealth, Cloudbreak or GigCapital2 or their respective affiliates used herein are trademarks, service marks, or registered trade names of UpHealth, Cloudbreak or GigCapital2, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not intended to, and does not imply, a relationship with UpHealth, Cloudbreak or GigCapital2, or an endorsement or sponsorship by or of UpHealth, Cloudbreak or GigCapital2. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that UpHealth, Cloudbreak or GigCapital2 will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

UpHealth's SPAC Sponsor is a Proven Innovator with A Unique Approach

GigCapital2, Inc. (NYSE: GIX) is a $174M publicly traded Special Purpose Acquisition Company ("SPAC") / Private-to-Public-Equity ("PPE")

GigCapital2's IPO was completed in June 2019

Led by a proven management team of experienced entrepreneurs and executives

- Extensive public company management and board experience
- Complementary and overlapping networks
- Deep understanding and proven experience of M&A, strategy and technology

Track Record of Successful SPAC / PIPE Transactions

GigCapital	GigCapital2	GigCapital3	GigCapital4
IPO (NYSE: GIG)	IPO (NYSE: GIX)	IPO (NYSE: GIK)	IPO (NASDAQ: GIGGU)
DEC '17 – NOV '19	JUN '19 – 1ST HALF '21	MAY '20 – 1st HALF '21	FEB '21
Closed (NYSE: KLR)	Targeted Close (NYSE: UPH)	Targeted Close (NYSE: ZEV)	
kaleyra	CLOUDBREAK	LIGHTNING eMOTORS	



Dr. Avi Katz
Executive Chairman

Executive Chairman and Founding Managing Partner of GigCapital Global and all its entities, including GigCapital2

Founder, COB, CEO GigOptix / GigPeak (NYSE: GIG)

Serial entrepreneur and angel investor with 30+ years of experience in the technology sector



Dr. Raluca Dinu
CEO, President & BOD Member

Board of Directors Member and Founding Managing Partner of GigCapital Global, CEO, President of GigCapital2

Previously General Manager / Vice President at Integrated Device Technology (IDT), which was acquired by Renesas Electronics Corp.

COO of GigPeak, led the transfer and integration of the team from GigPeak into IDT post the acquisition of GigPeak by IDT in 2017



Neil Miotto
BOD Member

Board of Directors Member

Previously Partner at KPMG, where he spent 27 years before retiring in 2006

SEC reviewing partner while at KPMG

Served on the Board of Directors of Micrel from 2007 to 2015 and GigPeak from 2008 until its sale in 2017

GigCapital Team Experience

FUJITSU, IDT Integrated Device Technology, esa, TRW, SPACE ENGINEERING, GIGOPTIX, MICREL, RENESAS

4

Presenters
Ramesh Balakrishnan
Co-Chief Executive Officer
Jamey Edwards
Chief Executive Officer of Cloudbreak(1)
Martin Beck
Chief Financial Officer
Notes: (1) Jamey Edwards will be the Chief Operating Officer of UpHealth upon transaction close.

UpHealth Is Combining to Form One of the Only
Profitable, Global, Digital Health
Companies Serving the
Enterprise Healthcare Marketplace

Investment Highlights
UpHealth provides a unique investment opportunity in a rapidly growing sector with significant scale, business visibility, profitability and experienced management
Integrated Global Health Platform
Addressing Massive Markets with Critical Unmet Needs
Proven Solutions with Significant Contracted Growth Globally
Bookings Provide Exceptional Visibility into Accelerating Topline Growth & Profitability
Opportunities to Drive Significant Additional
Growth Both Organically & Via M&A
Executive Team with a Proven Track Record of
Building Industry Leaders in Competitive Segments

UpHealth at a Glance
UpHealth’s solutions simplify some of healthcare’s most complex issues through providing easy to use digital health infrastructure powering digital transformation across the care continuum
$117mm 1,800+
2020E Revenue 58%
Revenue US Healthcare
7% CAGR’21 Venues Served by Domestic Telehealth ‘20 Adj. EBITDA Margin
13k 14k+ 2.5mm+
Video Annual Prescribers Endpoints Encounters
Global
9mm Operations + in 50 Lives 10 State Rx Licenses Nations
Empowering providers, health systems, health plans and government payors to improve outcomes, quality, access and cost of healthcare
Health Systems/ Health Government Employer Education Medical Groups Plans Agencies Health
Notes: The UpHealth financial information presented is unaudited, includes non-GAAP financial measures and reflects the pro-forma combination of the individual business entities

UpHealth is Combining Industry Leaders from 4 of Healthcare’s Most Rapidly Growing Sectors
UpHealth has been purposely constructed to support local
Integrated Care
healthcare in addressing their most pressing challenges:
Management
• Care Coordination
• Addressing Health Disparities Behavioral Digital
Health Pharmacy
(care access & affordability)
• The Movement to Value Based Care • Mental Health

...Delivering OneUPHealth to Power Digital Health's Transformation Across the Continuum...

Integrated Care Management	Global Telehealth		Digital Pharmacy	Behavioral Health
THRASYS	CLOUDBREAK	GLOCAL HEALTHCARE	MEDQUEST PHARMACY	BHS BEHAVIORAL HEALTH SERVICES
BUSINESS DESCRIPTION: Population Health & Chronic Care Management	BUSINESS DESCRIPTION: Resolving Health Disparities via Unified Telemedicine	BUSINESS DESCRIPTION: Digital Primary & Specialty Care in International Markets	BUSINESS DESCRIPTION: Full Service Digital Pharmacy for Compounded & Manufactured Rx's	BUSINESS DESCRIPTION: Integrated Behavioral & Substance Abuse Solutions
BUSINESS MODEL: Per Member Per Month w/ Multi-Year Contracts	BUSINESS MODEL: Multi-Year Recurring Revenue Contracts w/ Auto Renewals	BUSINESS MODEL: Multi-Year Large Scale Contracts	BUSINESS MODEL: Cash Pay	BUSINESS MODEL: Fee for Service
END USERS: Payors / Government / Healthcare Providers	END USERS: Health Systems / Clinics / Schools / Employers	END USERS: Government Agencies	END USERS: Physician Offices	END USERS: Commercial Insurers (In and Out of Network), Government Payors
REPRESENTATIVE CLIENTS: 6mm Patients Lives Covered	REPRESENTATIVE CLIENTS: 1,800 Healthcare Venues Across the U.S.	REPRESENTATIVE CLIENTS: 10+ Nations & Provinces	REPRESENTATIVE CLIENTS: 13,000 Physician Prescribers Across the U.S.	REPRESENTATIVE CLIENTS: BCBS, TriCare, United Healthcare, Medicare

10

...Operating Across Key Major Verticals with Main Roles in Healthcare Delivery...
Health Systems / Health Government Employer Education Medical Groups Plans Agencies Health

...Connecting the Dots to Create
Digitally Enabled Careat Care Communities... Home
Care
UpHealth’s care communities AtWork surround a patient with the resources they need when they need it, combining disparate data sources, unifying DigitalDriven
Encounter
communication and aligning
Health
unique points on the care System continuum into digitally enabled collaborative care team.

...To Create Healthcare the Way it is Supposed to Be
Integrated & Coordinated Care Teams
Proactive, Connected & Data-Driven
Cumbersome &
Complex Single Personalized & Guided Encounter Care Experience
Inaccessible, Inefficient, Frictionless, Engaging & Poor Experience Easy to use
Current State of Healthcare
Siloed, Episodic Care & SpecialtyServices
Reactive, Fragmented, Disjointed

The
Opportunity

Healthcare, One of the Largest Economic Markets in the World, Is Broken…
$4 Trillion Sick
(1)
$ in Costs VS
(17.7% of GDP) #1 Cause
Rife withHealth Preventive
of Personal
Disparities Bankruptcy
Patients Providers Nearly Half
of U.S. Physicians
Overwhelming
Care
Complexity
42%
report burnout,
Payors Pharma costing an estimated Sources:
$4.6bn in annual losses(2) (1) Centers for Medicare and Medicaid Services, Office of the Actuary, 2020 (2) Medscape National Physician Burnout & Suicide Report, 2020

…and Is One of the Last Major Verticals Sources: (1) Ibisworld, 2019; (2) selectUSA;
(3) CMS NHE Fact Sheet, March 2020 to Go Through Digital Transformation… (4) Markets and Markets Report, Dec 2018 (5) BusinessWire, Jan 2021
TRANSPORTATION
FINANCE AUTOMOTIVE RETAIL FITNESS HEALTHCARE
& WAYFINDING
Making owninga carsuperfluous
Technology & GPS Delivering Making the Meeting patients makes gettinglost a When is thelast time Driving the everything youwant homegymthe where they are, thing of thepast you went to anATM? electricrevolution to your doorstep best gym when they needit
$250 bn4 $1.5 tn2 $2 tn2 $5 tn1 $10 bn5 $4 tn3

...With UpHealth Sitting at the Nexus of Multiple Massive & Rapidly Growing Markets at the Beginning of the Adoption Curve
Global Telehealth
$61B Integrated Care Global Market in 2019(1)
Management $1.35T
Medicare & Medicaid Spend(4)
Behavioral Health
Digital $100B Pharmacy
Additional U.S. Behavioral Health Spend in 2020 and 2021 caused by COVID(2)
$500B U.S. Drug Prescription Market(3)
Sources: (1) Fortune Business Insights; (2) McKinsey & Company; (3) Fierce Healthcare; 4) Centers for Medicare &
Medicaid Services (CMS.gov) 17

...and the Digital Stars Are Aligning to Create the Perfect Conditions for Digital Health Adoption...
Decreasing technology costs Covid as a catalyst
81% of the US population has a smartphone(1)
Population becoming digitally savvy
Sources: (1) Pew Research Center, 2019
(2) US Telecom, The Broadband Association, 2020 18

...With Care Being Pushed Out Into the Community Away From Traditional Brick and Mortar Settings
The “gold standard” in healthcare is no longer the in-person visit, it is the Digitally Driven Encounter.
In today’s world, that might be email, audio, video, chat or in-person and could happen on-demand or scheduled, either real-time (synchronously) or time shifted (asynchronously).
Fast, efficient and cost effective digitally driven encounters that delivers more meaningful in-person engagements

...Supported by a Strong Movement to Value Based Care Focused on Quality and Outcomes
There is a movement away from Fee For Service (FFS) healthcare where clinicians get paid based on what they do to somebody to value based care where they get paid for how healthy they can keep them in the first place.
Whole person care demands better tools & technology, more collaboration, reshaping care across traditional boundaries and partners like UpHealth to support enterprise change management.
+ = Quality Service Value Cost 20

UpHealth will leverage its large installed base, technology, expertise & care communities to reshape healthcare by making the complex simple, the costly cost effective and the inhumane human.
For UpHealth, healthcare just got personal.

Business Overview

A Proven Leadership Team

Proven track record of success in creating industry leaders in Healthcare, Technology, Services & Finance



Dr. Chirinjeev Kathuria
Co-Chairman & Co-Founder



Dr. Avi Katz
Co-Chairman



Al Gatmaitan, DSc, FACHE
Co-Chief Executive Officer



Dr. Ramesh Balakrishnan
Co-Chief Executive Officer



Jamey Edwards
Chief Operating Officer



Martin Beck
Chief Financial Officer



Mariya Pylypiv, Ph.D.
Co-Founder &
Chief Strategy Officer



Jeffery Bray
Chief of Legislative &
Regulatory Affairs



Nashina Asaria
Chief Product &
Marketing Officer



Syed Sabahat Azim, MD
Chief Executive Officer,
International

Notes: UpHealth Executive Leadership Team upon transaction close.

23

...Recognized for Expertise in Building Innovative Industry Leaders...
World Economic Forum
Becker’s SocialEntrepreneur PatrickSoon-Shiong DigitalHealth Entrepreneur360 Healthcare
HospitalReview of the Year Innovation Award Global 100 Top Entrepreneurial Supplier of theYear
260+ telehealth 2020 Journal of mHealth Company (3x) LA Business Journal Companies to Know 2019, 2018 & 2017
HIMSS Top 40 Healthcare E&YEntrepreneur UCSF Digital Medika Life
Changemaker Transformer of the Year Health Awards #30 on Top 50 Voices
2020 Finalist Best Telemedicine in Healthcare in 2021 Company - Finalist
MedTech
2020: Best Overall MedTech Company 2019: Best Overall MedTech Software 2018: Best Video Conferencing Solution
UNAIDS Health Innovation Exchange
Columbus Smart 50 IndianTelemedicine Public Appreciation Award Top 10 Influential 2019 Customer Value 2020 People
Leadership Award In digital pharma 2020 2020

With an Extensive Reach Across Major Health Systems & Payors Globally
Academic
Health
Indiana university health
Nyu langone
Medical center
Penn medicine
Medicine
keck medical center of usc keck medicine of usc
Vcu health
Ucsf health
Ucsan diego health system
University hospitals
Ucdavis health
Huh howard university hospital
Health care university of missouri health system
Specialty
MEMORIAL SLOAN KETTERING CANCER CENTER
CHILDREN’S HOSPITAL OF MICHIGAN
CHILDREN’S MINNESOTA
CHILDREN’S NATIONAL
HSS HOSPITAL FOR SPECIAL SURGERY
ACCESS OHIO
MENTAL HEALTH CENTER OF EXCELLENCE
SCOTTISH RITE
FOR CHILDREN
CHOC CHILDREN’S
CHILDREN,S MERCY HOSPITALS & CLINICS KANSAS CITY
RAINBOW BABIES & CHILDREN’S HOSPITAL
MCVS MARYLAND CARDIO VASCULAR SPECIALISTS
VALLEYGATE DENTAL SURGERY CENTER
BARBARA ANN KARMANOS CANCER INSTITUTE
COMMUNITY
SCENSION
BEAUMONT
AMITA HEALTH
CEDARS SINAI
SPARROW
CATHOLIC HEALTH INITIATIVES
OHIO HEALTH BELIEVE IN WE”
OCHSNER
MARINHEALTH
UNITYPONT HEALTH
LEE HEALTH CARING PEOPLE INSPIRING HEALTH
THE QUEEN’S MEDICAL CENTER
PIPELINE HEALTH
MAYO CLINIC
PEACE HEALTH
UNIVERSAL HEALTH SERVICES, INC.
ADVENTIST HEALTH
MARTIN LUTHER KING, JR COMMUNITY HOSPITAL
THEDA CARE
ANTELOPE VALLEY HOSPITAL
CENTRA CARE
Payor / Gov’t /Other
COUNTY OF ALAMEDA
LA CARE
GENESEE COMMUNITY HEALTH CENTER
AMS AFRICAN MEDICAL SOLUTION
MAKE A WISH
GOVERNMENT OF ODISHA OFFICIAL PORTAL
CHARLES B WANG COMMUNITY HEALTH CENTER
PRIMARY ONE HEALTH YOUR FIRST CHOICE FOR QUALITY CARE’
CHILD ADVOCACY CENTER WHERE SMALL VOICE CAN BE HEARD
THE JANE PAULEY COMMUNITY HEALTH CENTER CARING FOR OUR
STARK COUNTY COMMUNITIES JOB & FAMILY SERVICES
EDUCATIONAL SERVICE CENTER OF CENTRAL OHIO
THE CITY OF COLUMBUS ANDREW J GINTHER MAYOR COLUMBUD PUBLIC HEALTH
25 ALL CARE HEALTH CENTER

...Delivering Value to the 4P's of Healthcare

UpHealth will serve as a single source for services and technologies essential to the delivery of affordable and effective care to all healthcare stakeholders

	Platform Offerings	Value Delivered
Patients	**A full suite of digital health tools** connecting patients to their local continuum of care	A personalized, convenient, connected **whole person healthcare experience** meeting them where they are, when they need it
Providers	A **non-competitive digital health partner** with industry leading solutions customized to their exact strategy	An **entire care eco-system** at clinical team's fingertips, following patients throughout their care journey
Payors	Comprehensive **technology backbone** tying together disparate information sources with workflow	Delivering visibility, insights & the **ability to manage care** for complex and chronic healthcare populations
Pharma	Full digital pharmacy delivering Rx **manufacturing and compounding to all 50 states**	Easy to **use digital pharmacy** enabling personalized medication regimens, and full pharmacist team support to physicians

26

27 UpHealth’s Unified Platform and Ability to Deliver Across the Continuum of Care is What Local Healthcare Wants
Our B2B and B2B2C business model that provides game changing technologies and tech enabled services fully integrated with major end users’ workflows and systems

28 ...Building a Defensible Moat Against Point Solutions in Market for Healthcare’s Platform Driven Future...
Point Solutions
One-off experiences that address specific needs
Platform Solution
Holistic and integrated end-to-end patient experience
Uphealth
Select a service
Interpretation Get Started
Behavioral Health Get Started
Speciality consult Get Started
Pharmacy Get Started
Digital Clinic Get Started
Population Health Get Started
Other specialities
Call the operator to get connected to an unlisted speciality
Call operator
Search for a specialist
Type in the field below to find a speciality

29 ...Via Delivering a “One Stop Shop” (OneUPHealth) for Digital Health Enablement at the Point of Care
• Simplifying: Replacing disparate point solutions with an easy to use platform putting critical resources at clinical teams fingertips • Scaling: Rapidly growing & purely complementary solutions serving local healthcare across the care continuum • Connecting: Building person centric care communities increasing access & resolving disparities

...Delivered on a Global Scale
30 UpHealth’s platform will be comprised of a global network of patients, providers and payors, addressing complex care challenges in developed and developing markets
Global operations in 10+ nations
Ability to help US institutions with global strategies as well as provide lower cost sourcing for clinical teams
Int’l footprint gives UpHealth lead in rapidly growing emerging markets leapfrogging existing in-person infrastructure to be digital first health systems
Current Operations / Agreements
Contracts Under Discussion

UpHealth is Focused on 3 Levels of Integration Post Combination
Go-to-Market: Sales operations & enablement coordinating company offerings and allowing us to offer OneUphealth at the point of care.
Product Integration: Integrating technology via API’s & Open Platforms to offer integrated solutions and make it easy to add additional services to existing endpoints in the field. Also creating centers of excellence that all verticals can use in AI / Machine Learning, Unified Communications, Data Analytics & Visualizations & Interoperability.
Corporate Services: Moving core services like accounting, finance, IT, HR and other functions to corporate level to best coordinate back office activities across the enterprise. 31

The UpHealth Platform

UpHealth is Combining to Deliver "OneUPHealth" at the Point of Care

CLOUDBREAK

Tele-Interpretation Services
Powered by Cloudbreak

MEDQUEST PHARMACY

Integrated Full Service ePharmacy Capabilities
Powered by MedQuest

GLOCAL HEALTHCARE

Digitally Driven Primary Care
Powered by Glocal



UpHealth
Select a Service
Interpretation
GET STARTED >
Behavioral Health
GET STARTED >
Specialty Consult
GET STARTED >
Pharmacy
GET STARTED >
Digital Clinic
GET STARTED >
Population Health
GET STARTED >
Other Specialties
Call the operator to get connected to an unlisted specialty.
CALL OPERATOR
Search for a Specialist
Type in the field below to find a specialty.

BHS

Tele-Psychiatry Capabilities
Powered by BHS & Transformations

CLOUDBREAK

Specialty Consults
Powered by Cloudbreak

THRASYS

Integrated Care Management Intelligence
Powered by Thrasys

33

Starting with Population Health and Care Coordination...
Healthcare Funding Sources
Public / Government Payor Premiums
Payments for Outcomes, Quality & Performance
Outpatient& Diagnostics Services
Physicians
Care Community
Patients& Families
syntranet™ Core Platform
Clinical Network
Care Managers
Home and community-Based Team
THRASYS
Thrasys organizes the healthcare continuum by linking together disparate systems across industry verticals into a cohesive system aggregating data, coordinating care plans and creating communities of care to support chronic care and population health.
Core Features
Integrate and organize information across provider, plan, county and other data sources
Advanced analytics with predictive models to gain insight into population and individual health
Workflow applications coordinate program care teams across in/out-patient, home & community-based settings
State of the art architecture with expert system based rules, configurable workflows and scalable microservices

Product Screenshots
THRASYS

Adding One of the Largest Telemedicine Installed Bases in the Nation...
A Leading Network of US Hospital Systems
By The Numbers (in 2020)
Unified Telemedicine Across the Care Continuum
Surrounds patients with their clinical care team on a single multi-party call
Any Device, Any Language, Anywhere
Interoperable with leading EMR’s and Telemedicine solutions
Robust call routing capabilities providing ability to pull together precision care teams across a hospital, health system or nation globally
1.5M+
MonthlyMinutes of Usage
100,000+
Encounters per Month
14,000+
Video Endpoints
1,800+
U.S. Based Healthcare Venues
250+
Languages Covered

Product Screenshots
CLOUDBREAK

...an Innovative and Scalable Primary Care Telehealth Solution in International Markets...

GLOCAL HEALTHCARE

Redefining the Digital Health Encounter


HELLOLYFCX
Digital Dispensary


GLOCAL



The helloLyf & Litmus Suite of Solutions

Digitally driven primary & specialty care encounter combining the best of technology with in-person healthcare

Focused on emerging markets leapfrogging traditional care models to create digital first healthcare systems

Includes full suite of technology solutions including clinical decision support tools, EMR documentation, point of care testing, remote examination & diagnostics, and an automated medicine dispenser with core formulary

By The Numbers (in 2020)

10+ Nations

12 Hospitals

241 Digital Clinics

346,750 Avg. Annual Online Consultations

+9mm Projected Annual Encounters in Madhya Pradesh Province of India

38

...Integrating Digital Pharmacy with Licenses in All 50 States...

MedQuest PHARMACY

Digital Pharmacy At a Glance

- A full-service manufacturing & compounding pharmacy
- Full pharmacist support throughout patient care journey
- Robust medical education platform
- Operates a 40,000 square foot facility with the ability to expand another 40,000 square feet at the same location
- eMedplus system certified by the DEA as EPCS Certified
- Directly integrated with surescripts
- Testing services with labcorp and Quest Diagnostics


MedQuest
MedQuest
MedQuest

By The Numbers (in 2020)

13,000
Number of Prescribers

50
State Licenses

>95%
Orders Shipped within 24 Hours

Product Lines

- Manufacturing & Compounding RX's
- Cosmeceuticals
- Nutritional Supplements
- Contract Manufacturing
- Lab Services
- Testing

39

Product Screenshots
MEDQUEST

Product Screenshots
MED QUEST PHARMACY
HORMONE MARKETING & EDUCATION KIT
DESIGNED FOR BHRT PROVIDERS
20 Healthy Aging Brochures:
An easy to understand and comprehensive reference about the aging process and hormone replacement therapy (HRT). Find helpful information about the most commonly prescribed hormones, discover answers to frequently asked question and learn the basic science behind the use of HRT to achieve healthy aging.
20 MedQuest Pharmacy Contract Cards:
All of the important information you and your patients need for ordering customized HRT preparations. Easily locate our phone number, website, hours of operation and shipping details on these handy MedQuest Pharmacy contact cards.
Nutrascriptives Supplements at wholesale Pricing:
Enjoy special introductory pricing on a one-time order of any bottle(s) of our clinical grade supplements at wholesale savings. No minimum order required for this offer.
Hormone Education video Presentation for office Use:
A continuous video animated and full of valuable and captivating educational HRT content to display in your office or share with patients. Delivered as a Power point presentation. final side can be edited with providers information.
1 Free Copy of How to Achieve Healthy Aging, by neal Rouzier:
Get even more information and fascinating insights about Hormones and HRT from Dr. Rouzier in this popular book. How to Achieve Healthy Aging.
to claim offer watch for a one-time email immediately following this conference or visit the online exhibitors portal on www.worldlinkmedical.com. offer only to worldlink Part I attendees.
maqrx.com 888.222.2956
Upgrade the way you prescribe compounded medications
e emedplus
specifically designed for e-prescribing compounded medications
669 west 900 North, North Salt Lake, UT 84054 Phone 888.222.2956 Fax 866.373.2979
Delivery Device Instructions
tube with measuring Stick and Tube Winder
sleek topi Pump
Mega-Pump
Topi-Click topi-Click(R) Perl
How Much Cream Should You Use?

...and Tech Enabled Behavioral Health...
A Comprehensive Mental Health Offering
Evidence based medical and clinical care
Holistic treatment & comprehensive suite of services
Strong veteran & first responder relationships
Specialized programming for individualized patient needs
By The Numbers (in 2020) 29 PsychMDs
170 Midlevel & AlliedHealth Professionals
Services Mental Health, rehabilitation & substance use disorder services across the full continuum of care - Residential, partial hospitalization, intensive outpatient & outpatient
Acute and chronic / specialized behavioral health services from low to high acuity Dramatically expanded use of telehealth for medical and clinical services, leveraging the UpHealth platform and clinical services, leveraging the UpHealth platform
Integrating telehealth and Medication Assisted Treatment (MAT) in intensive outpatient and outpatient services offerings

...to Deliver a Unified, Interoperable Digital Health Platform of Market Leading Solutions Activated with the Simple Push of a Button

Select a Behavioral Health Doctor
Dr. Vishal Fumagali Dr. Linda Gunderson Dr. Michael Feeney Dr. Michelle Wilson Dr. Deborha Simons Dr. Miles Richardson Dr. Daniel Ward Call Next Available Connect
Select a Service
Interpretation Behavioral Health Specialty Consult Pharmacy Digital Clinic Population Health
Search a specialist Other Specialties
call the operator to get connected to an unlisted specialty
Type in the filed below to find a specialty.
www.UPHEALTHINC.COM
Copyright @2021, Uphealth. Inc.

Financial Profile

UpHealth is a Unique Group of Assets...

Strategically Selected Digital Health Capabilities Addressing a Global Market Need.
A Unified Platform Streamlining the Delivery of Effective, Affordable Care.

NEAR-TERM PROJECTIONS

78%
2021E Domestic Revenue

68%
2020-2022 Revenue CAGR

71%
2021E Growth Is Contracted

$16- $20M
2021E EBITDA

1. Diversified Revenue Base and Unique Positioning in the Market
Profitable with pro forma $117M revenue and $8M EBITDA in 2020 growing to between $180-190M and $16-$20M, respectively, in 2021
- 91% USA / 9% ROW revenue in 2020

2.Significant Growth at Scale within Established US & International Footprint
Expanding profitability enables reinvestment into the platform's growth engines, driving expansion across domestic and international markets

3. Substantial Visibility into Accelerating Growth
Signed contracts provide visibility into near-term revenue forecast

4.Expanding Gross Margin over time as fastest growing segments of UpHealth are higher margin, improving profitability mix relative to current status quo

5.Significant Inherent Operating Leverage Post 2021 as investments made create scale in '22 and beyond while synergies offer upside to projections

45

...with a Combination of Predictable Growth & Profitability...
Year-over-Year 58% 78% Revenue Growth %
Adj. EBITDA Margin % 7% 10% 20%
68%
CAGR
$117M
$180-
$190M
$329M
187%
CAGR
$8M $20M
$16-
$66M
2020PF 2021E 2022E
2020PF 201E(1) 2022E(1)
2020PF
Revenue By
Business Line
Integrated CareManagement
Global Telehealth
Digital Pharmacy
Behavioral Health
45%
35%
20%
2020PF
EBITDA By
Business Line
Notes: The UpHealth financial information presented is unaudited, includes non-GAAP financial measures and reflects the pro-forma combination of the individual business entities. (PF) Proforma combined amounts.. Based on results of individual companies for 2020. All component entities not owned at December 31, 2020.
(1) Subject to adjustments for public company costs.

...with Diversified Growth Engines...
By Business
Unit
2021E
$180-
$190M
Global Telehealth
$42M
2020PF
$117M
Integrated Care Management
$11M
Digital
Pharmacy
$6M
Behavioral
Health
$9M
By Growth
Category
2021E
$180-
$190M
Additional
Organic Growth
Contracted Services
& Implementation
$32M
2020PF
$117M
Product
Expansion
$17M
$14M
Contracted Volume
Based Revenue
Integrated Care Management Global Telehealth Digital Pharmacy Behavioral Health
Notes: The UpHealth financial information presented is unaudited, includes non-GAAP financial measures and reflects the pro-forma combination of the individual business entities

Valuation

UpHealth Compares Favorably to Public Peers on Growth and Margins...
2021E Revenue Growth(2)
Up Health
63.1%
54.5%
Teladoc
83.4%
SOC Telemed
71.1%
OAK STREET HEALTH
50.9%
GoodPx
35.9%
hims(1)
35.8%
PINGAN
29.5%
One medical
27.1%
Health Catalyst
22.0%
amWell
8.0%
ontrack
4.5%
Peer Group Mean
36.8%
2021E EBITDA Margin(2)
11.1% 8.4%
8.3%
(10.4%)
(5.7%)
17.1%
(14.2%)
(7.2%)
(1.1%)
(4.1%)
(38.5%)
(5.0%)
(6.1%)
Notes: Sources: Company filings, Bloomberg estimates as of market close on May 14, 2021 (1) Forecasts based on company estimates in S-4 filings
(2) The UpHealth financial information presented is unaudited, includes non-GAAP financials measures and reflects the pro-forma combination of the individual business entities.

…is Being Priced at a Discount Initially…
2021E Revenue Multiple(1)
Up Health
7.6x 7.2x
GoodPx
16.6x
Teladoc
11.6x
OAK STREET HEALTH
10.8x
Health Catalyst
10.0x
One medical
9.5x
hims
9.1x
amwell
8.0x
PINGAN
7.9x
ONTRACK
7.8x
SOC Telemed
6.2x
Peer Group Mean
9.8x
Discount to Guidance:
Low end:
54%
34%
30%
23%
19%
16%
5%
3%
2%
(11%)
22%
High end:
57%
37%
33%
27%
24%
21%
10%
9%
7%
(5%)
26%
Notes: Sources: Company filings, Bloomberg estimates and values as of market close on May 14, 2021
(1) The UpHealth financial information presented is unaudited, includes non-GAAP financials measures and reflects the pro-forma combination of the individual business entities.

...With Enormous Potential to Trade Up in the Near Term
Enterprise Value
$23.2B
Mean EV / $14.4B
‘21E Revenue: 9.8x $12.5B $10.9B
~1.3x $4.6B $2.3B $2.1B $1.8B $1.8B $0.7B $0.7B $1.4B
Peer Group EV / Revenue Enterprise Value Mean Valuations: Now vs. IPO(1) 9.8x $7.3B
~1.3x ~2.2x 7.6x $3.3B
At IPO Current At IPO Current
Notes: Sources: Company filings, Bloomberg and FactSet estimates and values as of market close on May 14, 2021 (1) EV / Revenue calculated using forward looking revenue (fiscal year ended after IPO and ‘21E Revenues)

The
Transaction

UpHealth is a Leading Digital Health Company with a Strong Balance Sheet, Positioned for Significant & Stable Growth

Estimated Transaction Sources & Uses ($ in millions)

SOURCES[1]	
GigCapital2 Cash in Trust	$149.6
PIPE Investment Proceeds	$30.0
Convertible Note	$255.0
Seller Rollover Equity	$1,100.0
Total Sources	**$1,534.6**

USES	
Cash Consideration to UpHealth Shareholders	$86.2
Repayment of Debt	$67.6
Cash to Pro Forma Balance Sheet	$237.8
Seller Rollover Equity	$1,100.0
Assumed Transaction Expenses	$43.0
Total Uses	**$1,534.6**

Notes: Projections use UpHealth estimates; assumes no redemptions; assumes $10 per share at closing
(1) The amounts from the various sources of cash may change based on the amount of SPAC public stockholder redemptions prior to Closing.
(2) Net debt is calculated as the difference between estimated cash at the time of closing of $237.8M and the Convertible Notes balance of $255M
(3) 5-year unsecured $255M Convertible Notes bearing a coupon rate of 6.25% and conversion price of $11.50. GigCapital2 may force conversion of the Notes after 1 year if the last reported sale price of the Common Stock exceeds 130% of the conversion price for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter, and the 30-day average daily trading volume of the Common Stock ending on, and including, the last trading day of the applicable exercise period is greater than or equal to $2,000,000.
(4) Assumes the mid-point of UpHealth's guidance

Pro Forma Enterprise Valuation at Close ($ in millions)

PF TRANSACTION	
Total Equity Value	**$1,356.2**
(+) Assumed Pro Forma Net Debt[2]	$17.2
Pro Forma Enterprise Value	**$1,373.4**
2021E Revenue[4]	$185.0
2021E EBITDA[4]	$18.0
Pro Forma 2021E EV / Revenue	**7.4x**
Pro Forma 2021E EV / EBITDA	**76.3x**

Illustrative Post-Transaction Ownership Breakdown



13%
2%
4%
83.0%
UpHealth & Cloudbreak
GigCapital2 Sponsors
PIPE Investors
GigCapital2 Public Investors

53

UpHealth Is Combining to Form One of the Only
Profitable, Global, Digital Health
Companies Serving the
Enterprise Healthcare Marketplace

Thank You
VISIT OUR WEBSITES:
GigCapital2 UpHealth, Inc. www.gigcapital2.com www.uphealthinc.com
FOR GIGCAPITAL2 INFORMATION, CONTACT:
Brian Ruby, ICR ir@gigcapital2.com
FOR UPHEALTH & CLOUDBREAK INFORMATION, CONTACT:
Investor Relations: Reed Anderson reed.anderson@icrinc.com
Media: Phil Denning phil.denning@icrinc.com